AMENDMENT TO
EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is dated as of September 4, 2025 (the “Effective Date”) and is entered into by and between PriceSmart, Inc. (the “Company”) and Wayne Sadin (the “Executive”).
WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement, dated as of July 1, 2023, an Amendment to Employment Agreement, dated as of June 18, 2024, and an Amendment to Employment Agreement, dated as of June 17, 2025 (as amended, the “Agreement”);

WHEREAS, the Company and the Executive desire to amend the Agreement; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.    Amendment. Section 5(b) of the Agreement shall be amended by adding at the end thereof a new clause (iv) as follows:

(iv)    As to each restricted stock award, restricted stock unit or similar equity award granted to the Executive by the Company that is outstanding and otherwise unvested on the Termination Date, and notwithstanding anything contained in the applicable award agreement or the Amended and Restated 2013 Equity Incentive Award Plan, as amended (or any successor equity compensation plan), to the contrary, the equity award will vest as of the Termination Date as to the number of shares scheduled to vest in the 12-month period following the Termination Date; provided that as to an award that is subject to performance-based vesting requirements, (A) vesting shall remain subject to satisfaction of the applicable performance criteria, and vesting shall not occur unless and until the applicable performance criteria are determined to have been met, and (B) Executive shall not be eligible for any increases in the number of shares covered by awards subject to performance-based vesting based on corporate performance above target levels.

2.    Miscellaneous. Nothing in this Amendment shall constitute or be deemed to constitute an amendment of any provision of, or a waiver of the rights of any party under, the Agreement except as expressly set out in this Amendment. Except as specifically amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Upon the execution hereof, this Amendment and the Agreement shall constitute one agreement. The term “Agreement” as used in the Agreement shall mean the Agreement as amended by this Amendment. Upon the execution and delivery of this Amendment by each of the parties named on this signature pages hereof, this Amendment shall be deemed to be in full force and effect, and the terms and conditions herein shall be legally binding on each party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PRICESMART, INC.

By:    /s/ GUALBERTO HERNANDEZ
Name:    Gualberto Hernandez
Title:    Executive Vice President and Chief Financial Officer
EXECUTIVE

/s/ WAYNE SADIN
Wayne Sadin